SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [_]
         Check the appropriate box:

      [ ] Preliminary Proxy Statement  [_] Confidential, for Use of the
      [ ] Definitive Proxy Statement       Commission Only (as permitted by
      [X] Definitive Additional Materials  Rule 14a-6(e)(2))
      [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           THE BROOKLYN UNION GAS COMPANY
                  (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     ------------------------------------------
                     (NAME OF PERSON(S) FILING PROXY STATEMENT,
                           IF OTHER THAN THE REGISTRANT)

      Payment of Filing Fee (Check the appropriate box):
       [X]  No fee required.
       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies.
        -------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:
        -------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        -------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transactions:
        -------------------------------------------------------------------

        (5) Total fee paid:
        -------------------------------------------------------------------





       [_]  Fee paid previously with preliminary materials.
       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of this filing.

        (1) Amount Previously Paid:

        -------------------------------------------------------------------

        (2) Form, Schedule or Registration Statement No.:

        -------------------------------------------------------------------

        (3) Filing Party:

        -------------------------------------------------------------------

        (4) Date Filed:

        -------------------------------------------------------------------





         FRONT BURNER [LOGO]                PUBLIC RELATIONS BULLETIN
                                            FOR BROOKLYN UNION EMPLOYEES

                                                 July 15, 1997

                       CLEARING UP CONFUSION OVER PROXY ISSUES

                   A number of employees have raised questions and concerns over voting on the Brooklyn Union and LILCO combination. The following Q&A should clear up any confusion.

         Q:        WHEN IS A NON-VOTE A "NO" VOTE?

         A:        Shares of stock that employees own through the Employee
         Savings Plan (ESP) may technically be voted by the trustees. Brooklyn Union's ESP plan, however, gives employees the opportunity to vote those shares themselves. Approximately 80 percent of employees who are shareholders have purchased their shares through ESP plan. Only those ESP shares that are not voted by employees will be voted by the trustees.

                   For shares of Brooklyn Union stock purchased through any means other than the ESP, a non-vote is a "no" vote. Confusion arose because the proxy statement and the plain language brochure both indicate that a non-vote is a "no" vote. If any employee does not vote his or her ESP shares, however, such shares will not be non-votes because the trustees will vote them.

         Q:        WHY HAVE I RECEIVED EXTRA PROXY CARDS IN THE MAIL?

         A:        It is standard practice amount publicly traded companies
         that, for important shareholder meetings like ours on August 7, companies often send out duplicate proxy cards in the event that originals were misplaced. Only one vote per individual shareholder is counted.

         Q:        IS THERE SOMETHING I CAN READ OR SOMEONE I CAN ASK TO
         EXPLAIN THINGS TO ME RELATING TO THE COMBINATION WITH LILCO?

         A:        Yes.  All shareholders -- employee shareholders included
         -- will receive shortly a plain language brochure on the Brooklyn Union/LILCO combination entitled "Catell Live." Also, the company will offer a series of voluntary educational meetings between July 16 and 18 at a number of company locations that employees can attend. Presiding will be either Vince Enright, Jan Childress, Anne Jordan or Bob Wieczorek.

                   See the reverse side for scheduling information.





                   Dates, times and locations for the voluntary educational meetings are as follows:

         METROTECH              Wednesday, July 16    2:30 - 3:30 p.m.
                                Friday, July 18       10:30 - 11:30 a.m.

         STATEN ISLAND          Friday, July 18       2:00 - 3:00 p.m.
                                                      3:00 - 4:00 p.m.

         GREENPOINT             Thursday, July 17     7:00 - 8:00 a.m.
                                                      8:00 - 9:00 a.m.

         CANARSIE               Friday, July 18       7:00 - 8:00 a.m.
                                                      8:00 - 9:00 a.m.

         CONEY ISLAND           Friday, July 18       7:00 - 8:00 a.m.
                                                      8:00 - 9:00 a.m.

         SPRINGFIELD            Thursday, July 17     7:00 - 8:00 a.m.
                                                      8:00 - 9:00 a.m.


                                     #  #  #





                                EMPLOYEE COMMUNICATIONS
                                PRESENTS "CATELL LIVE"

         VOTE! Call 1(800)853-9795 on Tuesday July 22 from 7:00 to 8:00 p.m. Bob Catell will be on the phone to answer your questions regarding the BU/LILCO combination!


         [Graphic of                 FILL OUT
          proxy card]                AND RETURN
                                     YOUR PROXY
                                     CARD TODAY!


                                COME TO A VOLUNTARY EDUCATIONAL
                                MEETING TO LEARN MORE ABOUT THE NEW
                                COMPANY AND WHAT IT MEANS TO YOU.

         MAKE AN                METROTECH
         INFORMED CHOICE!         Wednesday, July 16   2:30 to 3:30 p.m.
                                  Friday, July 18      10:30 to 11:30 a.m.

                                STATEN ISLAND
                                  Friday, July 18      2:00 to 3:00 p.m.
                                                       3:00 to 4:00 p.m.
                                GREENPOINT
                                  Thursday, July 17    7:00 to 8:00 a.m.
                                                       8:00 to 9:00 a.m.
                                CANARSIE
                                  Friday, July 18      7:00 to 8:00 a.m.
                                                       8:00 to 9:00 a.m.
                                CONEY ISLAND
                                  Friday, July 18      7:00 to 8:00 a.m.
                                                       8:00 to 9:00 a.m.
                                SPRINGFIELD
                                  Thursday, July 17    7:00 to 8:00 a.m.
                                                       8:00 to 9:00 a.m.

                                PLEASE CONTACT 1-888-MY-VIEWS IF YOU ARE
                                UNABLE TO ATTEND AND WOULD LIKE TO VIEW
                                THE VIDEO TAPE.

         BROOKLYN UNION [LOGO]